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                      [Form of Opinion as to tax matters]           EXHIBIT 8.1

                                 April 28, 1999



Southwind Development Company, L.L.C.
113 Baybridge Drive
Gulf Breeze, Florida  32561

Gentlemen:

         You have requested our opinion as to certain federal and state income tax consequences in connection with the issuance of extended-stay Hotel Investment Units (the "Units") by Southwind Development Company, L.L.C.

         The facts, as we understand them, are set forth in amended Registration Statement No. 333-74447, and exhibits thereto, filed with the Securities and Exchange Commission (the "Registration Statement"). All terms capitalized herein, and not specifically defined herein, shall have the same meaning as set forth in the Registration Statement and Prospectus. We have reviewed the summary of federal income tax consequences to the Unit Owners set forth in the Registration Statement and the Prospectus under the heading "Certain Federal and State Income Tax Considerations." Based upon the facts set forth in the Registration Statement, (i) Counsel's opinions with respect to classification of the Rental Pool for federal income tax purposes are set forth in "Entity Classification of Rental Pool and Taxation of Ownership of Units" and "Classification of Rental Pool as a Partnership" under the heading "Certain Federal and State Income Tax Aspects" in the Registration Statement, and (ii) Counsel is of the opinion that the remaining statements of law contained under the heading "Certain Federal and State Income Tax Considerations" in the Registration Statement address all other material federal income tax consequences expected to result from the issuance of the Units and that such statements of law are more likely than not correct under the Internal Revenue Code of 1986 (the "Code"), as amended, the Treasury Regulations promulgated thereunder and existing interpretations thereof.

         As noted in the Registration Statement, Counsel has specifically not opined on certain federal income tax issues because the relevant facts are presently unascertainable and, in certain cases, there is a lack of clear legal authority. Specifically, Counsel expresses no opinion with respect to (a) the application of the partnership anti-abuse regulations, (b) whether a particular owner will be able to establish a profit motive under Code Section 183; or (c) whether a particular owner will be able to deduct interest payments on any debt used to acquire a unit.



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Southwind Development Company, L.L.C.
April 28, 1999
Page 2
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         The opinions and statements of law in "Certain Federal and State Income
Tax Considerations" are expressly made subject to the several conditions stated therein and, should any condition not be met, those opinions or statements of law may not be relied upon. Counsel's opinions are not binding on the Internal Revenue Service nor on the courts and represent only our best judgement based on our evaluation of the legal authorities reasonably available to us on the date of the Registration Statement. We assume no responsibility for changes in applicable law occurring after that date. You should be aware that, as stated in the Prospectus, judicial opinions generally have a retroactive effect and legislative enactments and administrative determination sometimes have such an effect. Accordingly, you should be aware that future legislation, administrative or judicial authority could change the weight of authority on issues discussed in the Registration Statement and Prospectus. Also, any variation or difference in the facts as set forth in the Registration Statement and Prospectus might affect the opinions and conclusions stated therein.

         We render this opinion and the opinions in the Prospectus in our capacity as attorneys admitted to the practice of law in the State of Alabama. We do not opine or purport to opine on any matter to the extent that it involves laws of any jurisdiction other than the State of Alabama and the United States of America.

         We consent to the use of this letter as an exhibit to the Registration Statement and to the references to the name of our firm contained therein.

Very truly yours,

BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
A Professional Corporation


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